                                                                   Exhibit 10.29


                           MEMBER CONTRACTS AGREEMENT

     THIS MEMBER CONTRACTS AGREEMENT, dated as of October 31, 1997 (the "Agreement"), is made by and between THE ADVISORY BOARD COMPANY, a Maryland corporation ("ABC") and THE CORPORATE ADVISORY BOARD COMPANY, a Delaware corporation ("New AB").

                                    RECITALS
                                    --------

     A. ABC and New AB have entered into a Distribution Agreement dated as of October 31, 1997 (the "Distribution Agreement"), providing for the contribution by ABC of the Transferred Business (as defined therein) to New AB (including specifically assignment of the Member Contracts to New AB).

     B. Following the Contribution, subject to the conditions set forth in the Distribution Agreement, all issued and outstanding shares of capital stock of New AB will be distributed (the "Distribution") to the Sole Stockholder.

     C. In the interest of an orderly transition with respect to the transfer of the Transferred Business to New AB and the continued administration of the Member Contracts during the Pre-Renewal Period (as defined herein), New AB desires to appoint ABC as its agent as hereinafter specifically provided for certain purposes in connection with the Member Contracts and to receive certain related services from ABC.

     The parties agree as follows:

     1.  Definitions. Unless the context otherwise requires, capitalized terms
         -----------
not otherwise defined herein shall have the respective meanings given to them in the Distribution Agreement.

     2.  Agency.  New AB hereby appoints ABC as its agent to provide such
         ------
administrative and accounting-related services and take all administrative and accounting-related actions on behalf of New AB in connection with the Member Contracts during the Term as may be necessary or advisable, including without limitation, provision of such administrative services relating to the Member Contracts as may be necessary or advisable (including processing of new Member Contracts and renewals of existing Member Contracts), collection of payments relating to Member Contracts and transmittal of such payments to New AB (collectively, the "Agency Services"). ABC hereby accepts its appointment as agent of New AB and agrees to provide the Agency Services as provided herein. ABC shall provide each of the Agency Services with respect to the Member Contracts in the manner and to the same general extent as such services have been provided by ABC in connection with the Member Contracts before the Contribution, except that all new Member Contracts and renewals of existing Member Contracts shall processed in the name of New AB.

     3.  Term. Except with respect to Section 12, the term of this Agreement
         ----
shall commence on the date hereof and terminate upon the earlier of (a) the last date of the renewal or expiration of each Member Contract existing on the date hereof or (b) at the end of the Transition Period. In addition, New AB shall have the right to terminate an Agency Service or Agency Services upon sixty (60) days prior written notice to ABC. Termination of one or more Agency Services by New AB shall not affect the obligation of ABC to furnish all other Agency Services for the remainder of the Term.

     4.  Cost.  Unless otherwise expressly agreed in writing executed by a duly
         ----
authorized officer of ABC and New AB, the Agency Services shall be provided to New AB at the costs specified for such services on Attachment 1 of the Management Services Agreement.

     5.  Delegation. ABC may retain the services of such third parties, either
         ----------
by oral or written contract, as ABC may, from time to time, deem necessary or appropriate to facilitate the expeditious discharge of ABC's responsibilities hereunder.

     6.  Independence. All employees and representatives of ABC providing Agency
         ------------
Services to New AB will be deemed for purposes of all compensation and employee benefits to be employees of ABC and not employees of New AB. In performing such Agency Services, such employees or representatives will be under the direction, control and supervision of ABC (and not New AB) and ABC will have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such employees and representatives. ABC shall be solely responsible for the payment of all payroll and withholding taxes relating to its employees for services provided to New AB during the Term.

     7.  Impracticability.  ABC shall not be required to provide any Agency
         ----------------
Service to the extent the performance or the provision of such Agency Service becomes impracticable as a result of a cause or causes outside of the reasonable control of ABC, or to the extent the performance of such Agency Service would require ABC to violate applicable laws, rules or regulations or result in the breach of any license, permit or applicable contract.

     8.  Additional Resources.  In providing the Agency Services, ABC shall not
         --------------------
be obligated to: (i) hire any additional employees, (ii) maintain the employment of any specific employee, or (iii) purchase, lease or license any additional equipment or software.

     9.  Force Majeure. The obligations of ABC under this Agreement are subject
         -------------
to conditions of force majeure, including an act of God, strike or walkout or other labor dispute, act of a public enemy, war, revolution, riot, fire, storm, flood, earthquake, embargo and any other cause which is not reasonably within the control of the party affected thereby.

    10.  Nondisclosure.  In the event that, during the Term and in connection
         -------------
with a party's performance of its obligations hereunder, either party shall receive information concerning the other party hereto which the receiving party knows, or has reason to believe, is confidential or proprietary to the party to whom such information relates, the party receiving such information shall take all reasonable steps to (a) protect and hold such information in confidence and prevent its disclosure to third parties unless such third parties are under a duty of confidentiality to the party to which such information relates; and (b) restrict its use to those purposes consent to in writing by the party to whom such information relates; provided, however, that the party receiving such information shall not be required to protect or hold in confidence any information or data which (i) is or becomes available to the public without the fault of the receiving party, (ii) is independently developed by the receiving party, (iii) is disclosed to the receiving party by a third party known to the receiving party not to be under any duty of confidentiality to the party to whom such information relates with respect to such information or (iv) except as may otherwise be required by law. This Section 10 shall not limit the obligation of the parties under the Distribution Agreement to provide access to records after the date hereof.

     11.  Limitation on Liability. ABC's liability to New AB in connection with
          -----------------------
this Agreement and the Agency Services to be provided by ABC shall be limited to actual damages arising from ABC's gross negligence or willful misconduct in the performance of its duties and responsibilities hereunder; provided, however, that, in no event shall ABC be liable for any incidental or consequential damages.

     12.  Indemnity.
          ---------

          (a) ABC agrees to defend, indemnify and hold New AB and its officers, directors, employees and agents harmless from and against all liabilities, losses, claims, damages and expenses of any nature, including reasonable attorneys' fees, that are reasonably incurred by New AB arising out of the performance of the Agency Services hereunder, except where such liability, loss, claim, damage or expense shall have been caused by New AB's gross negligence or willful misconduct in the performance of its duties and responsibilities hereunder.

          (b) New AB agrees to defend, indemnify and hold ABC and its officers, directors, employees and agents harmless from and against all liabilities, losses, claims, damages and expenses of any nature, including reasonable attorneys' fees, that are reasonably incurred by ABC arising out of the performance of the Agency Services hereunder, except where such liability, loss, claim, damage or expense shall have been caused by ABC's gross negligence or willful misconduct in the performance of its duties and responsibilities hereunder.

     13.  Mutual Cooperation. ABC and New AB will provide each other with
          ------------------
information and assistance reasonably necessary to investigate, defend or prosecute any claims, suits, charges, including but not limited to equal employment opportunity, workers compensation, insurance and similar claims brought by or against ABC or New AB relating to either of their businesses. This provision shall survive termination of this Agreement.

     14.  Third Party Rights.  Nothing in this Agreement, express or implied, is
          ------------------
intended to confer upon any person (including, without limitation, employees), other than the parties hereto and their respective successors and assigns, any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     15. Successor and Assigns. This Agreement shall inure to the benefit of and
         ---------------------
and be binding upon the respective successors and assigns of the parties hereto, provided that this Agreement may not be assigned by either of the parties hereto without the prior written consent of the other.

     16.  Notices.  All notices and other communications required or permitted
          -------
to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, postage prepaid or by certified or registered mail, and addressed to the applicable party at the respective addresses set forth in the Distribution Agreement (or at such other address for a party as shall be specified by a like notice).

     17.  Governing Law.  The validity, enforceability and performance of this
          -------------
Agreement shall be governed by and construed in accordance with the laws of the State of Maryland (excluding its choice of law rules).

     18.  Entire Agreement. The parties intend that the terms of this Agreement,
          ----------------
including the attached schedules, shall be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceedings involving this Agreement.

     19.  Counterparts.  This Agreement may be executed in counterparts, each
          ------------
of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     20.  Headings. The headings used in this Agreement are inserted for
          --------
convenience of reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

     21.  Amendments and Waivers.  This Agreement may not be amended except
          ----------------------
upon the written consent of all of the parties. By an instrument in writing, any party may waive compliance by any other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right remedy, or power provided herein or by law or in equity. The waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

     22.  Expenses. Whether or not the transactions contemplated in this
          --------
Agreement are consummated, unless specifically provided otherwise in this Agreement (including all Schedules hereto), each party shall bear and pay all expenses incurred by it or on its behalf in connection with the preparation of this Agreement and consummation of the transactions described herein.

     23.  Severability.  If any provision of this Agreement, or the application
          ------------
thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be void, invalid or unenforceable, the remainder of this Agreement and such provisions as applied to other persons, places or circumstances shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                              THE ADVISORY BOARD COMPANY,
                              a Maryland corporation

                              By:
                                   -----------------------------------

                              Its:
                                   -----------------------------------

                              THE CORPORATE ADVISORY BOARD COMPANY,
                              a Delaware corporation


                              By:
                                   -----------------------------------

                              Its:
                                   -----------------------------------